Exhibit 99.2

Heinz Board Increases Common Stock Dividend By 9.2% to $0.415, Resulting in a New Annualized Rate of $1.66 Per Common Share

PITTSBURGH--(BUSINESS WIRE)--The H. J. Heinz Company (NYSE:HNZ) announced today that its Board of Directors declared quarterly dividends on both common and preferred stock.

The common stock dividend will be raised by 9.2% (from 38 cents to 41.5 cents quarterly), for all shareholders of record as of June 24, 2008 payable July 10, 2008. The annualized dividend is $1.66 which represents an increase of $0.14 versus last year’s dividend. The 9.2% increase follows a 16.7% increase in Fiscal Year 2007 and an 8.6% increase in Fiscal Year 2008.

"This increase reflects Heinz’s top tier performance, our continued ability to generate strong cash flow and our commitment to return approximately 60% of earnings to shareholders in the form of dividends,” said William R. Johnson, Heinz Chairman, President and CEO. (See separate press release regarding full year earnings).

The Board also declared a dividend of 42.5 cents per share on the Company's Third Cumulative Preferred Stock, $1.70 First Series, payable July 1, 2008 to shareholders of record at the close of business on June 24, 2008.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release and our other public pronouncements contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words "will," "expects," "anticipates," "believes," "estimates" or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management's view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz's control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

  sales, earnings, and volume growth,
  general economic, political, and industry conditions, including those that could impact consumer spending, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, and energy costs, increases in the cost and restrictions on the availability of raw materials, including agricultural commodities and packaging materials, the ability to increase product prices in response, and the impact on profitability, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls,
  the ability to maintain favorable supplier relationships,
  currency valuations and interest rate fluctuations,
  changes in credit ratings, leverage, and economic conditions and the impact of these factors on the cost of borrowing and access to capital markets, our ability to effectuate our strategy, which includes our continued evaluation of potential acquisition opportunities, including strategic acquisitions, joint ventures, divestitures and other initiatives, including our ability to identify, finance and complete these initiatives, and our ability to realize anticipated benefits from them, the ability to successfully complete cost reduction programs and increase productivity, the ability to effectively integrate acquired businesses, new product and packaging innovations, product mix,
  the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency,
  cash flow initiatives,
  risks inherent in litigation, including tax litigation,
  the ability to further penetrate and grow in international markets, economic or political instability in those markets, particularly in Venezuela, and the performance of business in hyperinflationary environments, changes in estimates in critical accounting judgments and changes in laws and regulations, including tax laws, the success of tax planning strategies,
  the possibility of increased pension expense and contributions and other people-related costs,

  the potential adverse impact of natural disasters, such as flooding and crop failures, the ability to implement new information systems and potential disruptions due to failures in information technology systems, with regard to dividends, dividends must be declared by the Board of Directors and will be subject to certain legal requirements being met at the time of declaration, as well as our Board’s view of our anticipated cash needs, and other factors described in "Risk Factors" and "Cautionary Statement Relevant to Forward-Looking Information" in the Company's Form 10-K for the fiscal year ended May 2, 2007.

The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

ABOUT HEINZ: H. J. Heinz Company, offering “Good Food Every Day”TM is one of the world’s leading marketers and producers of healthy and convenient foods specializing in ketchup, sauces, meals, soups, snacks and infant/nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrees, Boston Market® meals, T.G.I. Friday’s® frozen snacks, and Plasmon® infant nutrition. Heinz is famous for its iconic brands on five continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®. Information on Heinz is available at www.heinz.com.

CONTACT:
H. J. Heinz Company
Media:
Ted Smyth, 412-456-5780
Michael Mullen, 412-456-5751
Michael.mullen@us.hjheinz.com
or
Investors:
Margaret Nollen, 412-456-1048